            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER FOR THE PAYEE
(YOU) TO GIVE THE PAYER. -- Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employee identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.

 -------------------------------------------------------------------------------
                                               GIVE THE SOCIAL
                                               SECURITY NUMBER
FOR THIS TYPE OF ACCOUNT:                      OF --
 -------------------------------------------------------------------------------
1.         Individual                          The Individual
2.         Two or more individuals (joint      The actual owner of the account
           account)                            or, if combined funds, the first
                                               individual on the account(1)
3.         Custodian account of a minor        The minor(2)
           (Uniform Gift to Minors Act)
4.         a. The usual revocable savings      The grantor-trustee(1)
              trust account (grantor is also
              trustee)
           b. So-called trust account that is  The actual owner(1)
              not a legal or valid trust
              under state law
5.         Sole proprietorship (or single-     The owner(3)
           owner LLC)

---------------------------------------------------------------------------------

 -------------------------------------------------------------------------------
                                               GIVE THE EMPLOYER
                                               IDENTIFICATION NUMBER
FOR THIS TYPE OF ACCOUNT:                      OF --
 -------------------------------------------------------------------------------
    6.     Sole proprietorship (or single-     The owner(3)
           owner LLC)
    7.     A valid trust, estate, or pension   The legal entity(4)
           trust
    8.     Corporate (or entity electing       The corporation
           corporate status on Form 8832)
    9.     Association, club, religious,       The organization
           charitable, educational, or other
           tax-exempt organization
   10.     Partnership (or multi-member LLC)   The partnership
   11.     A broker or registered nominee      The broker or nominee
   12.     Account with the Department of      The public entity
           Agriculture in the name of a
           public entity (such as a state or
           local government, school district,
           or prison) that receives
           agricultural program payments

---------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

               GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                            NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card, at the local Social Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM or from the IRS website at www.irs.gov, and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from withholding include:

  - An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

  - The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or instrumentality of any one or more of the foregoing.

  - An international organization or any agency or instrumentality thereof.

  - A foreign government and any political subdivision, agency or instrumentality thereof.
Payees that may be exempt from backup withholding include:

  - A corporation.

  - A financial institution.

  - A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

  - A real estate investment trust.

  - A common trust find operated by a bank under Section 584(a).

  - An entity registered at all times during the tax year under the Investment Company Act of 1940.

  - A middleman known in the investment community as a nominee or custodian.

  - A futures commission merchant registered with the Commodity Futures Trading Commission.

  - A foreign central bank of issue.

  - A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends generally exempt from backup withholding include:

  - Payments to nonresident aliens subject to withholding under Section 1441.

  - Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

  - Payments of patronage dividends not paid in money.

  - Payments made by certain foreign organizations.

  - Section 404(k) payments made by an ESOP.

Payments of interest generally exempt from backup withholding include:

  - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and you have not provided your correct taxpayer identification number to the payer.

  - Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

  - Payments described in Section 6049(b)(5) to nonresident aliens.

  - Payments on tax-free covenant bonds under Section 1451.

  - Payments made by certain foreign organizations.

  - Mortgage interest paid to you.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see the regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

EXEMPT PAYEES DESCRIBED ABOVE MUST FILE FORM W-9 OR A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART II OF THE FORM, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

PRIVACY ACT NOTICE -- Section 6109 requires you to provide your correct taxpayer identification number to payers, who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold at the then-applicable rate on taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to payer. Certain penalties may also apply.

PENALTIES

(1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                  CONSULTANT OR THE INTERNAL REVENUE SERVICE.

---------------------------------------------------------------------------------------------------------------------
                                                    PAYER'S NAME:
---------------------------------------------------------------------------------------------------------------------
        SUBSTITUTE          PART 1 -- PLEASE PROVIDE YOUR NAME AND TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND
         FORM W-9           DATING BELOW
                            -----------------------------------------------------------------------------------------
DEPARTMENT OF THE TREASURY  PART 2 -- Certification --                             ---------------------------------
 INTERNAL REVENUE SERVICE   Under penalty of perjury, I certify that:              NAME
   PAYER'S REQUEST FOR      (1) The number shown on this form is my correct        ---------------------------------
 TAXPAYER IDENTIFICATION        Taxpayer Identification Number (or I am waiting    SOCIAL SECURITY NUMBER
       NUMBER (TIN)             for a number to be issued to me), and              OR
                            (2) I am not subject to backup withholding because     ---------------------------------
                                (a) I am exempt from backup withholding, or (b) I  EMPLOYER IDENTIFICATION NUMBER have not been notified by the Internal Revenue
                                Service (the "IRS") that I am subject to backup
                                withholding as a result of a failure to report
                                all interest or dividends, or (c) the IRS has
                                notified me that I am no longer subject to backup
                                withholding, and
                            (3) I am a U.S. person (including a U.S. resident
                                alien).

                                                                                   ----------------------------------

                                                                                   PART 3 --
                                                                                   [ ] Awaiting TIN
                            -----------------------------------------------------------------------------------------
                            CERTIFICATE INSTRUCTIONS -- You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such item (2).
                            -----------------------------------------------------------------------------------------
                            The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

        SIGN HERE           Signature
                            -------------------------------------------------------------------------------

                            Date
                            -----------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE THEN-APPLICABLE RATE ON ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

                    YOU MUST COMPLETE THE FOLLOWING IF YOU CHECKED
                     THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

    I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment all reportable payments made to me will be subject to backup withholding at the then-applicable rate.

Signature
                                                    Date                 , 2004
--------------------------------------------------       ----------------